AMENDMENT NO. 2

                                       TO

                              EMPLOYMENT AGREEMENT

      AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT effective as of the 2nd day of January, 1998, by and among OMNIREL, LLC, a Delaware limited liability company with offices at 205 Crawfors Street, Leominster, Massachusetts (the "Company"); JOHN F. CATRAMBONE, residing at 167 South Street, Carlisle, Massachusetts 01741 ("Executive"); and ZING TECHNOLOGIES, INC. ("Zing").

                                    RECITALS

      Executive has been President and Chief Executive Officer of the Company since 1985 and possesses valuable experience, skills and know-how with respect to all aspects of the Company's business. The parties hereto are party to an Employment Agreement dated as of June 26, 1991 (the "Employment Agreement"), as amended by Amendment No. 1 to the Employment Agreement effective as of June 27, 1995, and desire to further amend to Employment Agreement as hereinafter set forth. The Company desires to continue to employ Executive on the terms and conditions set forth in the Employment Agreement, as amended by Amendment No. 1 to the Employment Agreement and this Amendment No. 2 to the Employment Agreement, and Executive is willing to continue such employment on such terms and conditions.

      It is therefore hereby agreed by and among the parties as follows:

      1.    Amendments to Employment Agreement.

            (a) Section 2 of the Employment Agreement is hereby amended and restated to read as follows:

            "2.   Term of Employment.

            Executive's term of employment under this Agreement shall commence on the date hereof and, subject to the terms hereof, shall continue until Jun 30, 2000, and shall be automatically extended from year to year thereafter unless either party shall first provide twelve (12) months prior written notice of termination of such employment. The later of June 30, 2000, or the date of the expiration of the term of employment as determined above is referred to as the "Expiration Date.""

            (b) The introductory clause of Section 3.1 of the Employment Agreement which reads "Base Salary. For performing the services to be rendered by Executive hereunder, the Company shall pay Executive a base salary ("Base Salary") at the rate of $125,000 per year,"

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is hereby amended to read as follows:

      "Base Salary. For performing the services to be rendered by Executive hereunder, the Company shall pay Executive a base salary at the rate of $175,000 per year, which base salary shall be reviewed yearly by the special committee of the Zing board responsible for supervision of management of the Company under the Company's operating agreement in order to determine to what extent, if any, such base salary should be adjusted. (The base salary as in effect from time to time is hereinafter referred to as "Base Salary.")"

             (c) The "Base Salary Digit" set forth in Section A.1. of Schedule A to the Employment Agreement, for purposes of calculating the Executive's Incentive Bonus, is hereby amended and restated to read as follows:

         "Fiscal Year Ended                     Base Salary Digit
         ------------------                     -----------------

                  1992                                60%
                  1993                                65%
                  1994                                70%
                  1995                                75%
                  1996                                80%
                  1997                                85%
                  1998                                90%
                  1999                                95%
                  2000                               100%"

             (d) In the event that during the term of this Agreement the Company acquires another business entity, then the foregoing bonus provisions shall be renegotiated with the Executive with a view to reflecting equitably his increased responsibilities, if any, resulting from such acquisition; provided, however, that in no event shall any post-acquisition bonus be less than a bonus computed in accordance with the provisions of this Agreement had no such acquisition occurred.

             (e) Executive's Incentive Bonus shall be prorated for any fiscal year of the Company during which the Executive dies or is no longer capable of substantially performing each of the duties customarily performed by him hereunder for a period of 90 days.

             (f) Section 3.5 of the Employment Agreement is hereby deleted in its entirety.

             (g) Section 7.4 of the Employment is hereby amended to read in its entirety as follows:

      "7.4 Resignation for Good Reason: Termination without Cause. If Executive resigns for Good Reason or is discharged without Cause, he shall be entitled to receive as if this

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

     Agreement had not been terminated the Base Salary, and continue to receive the medical insurance then being paid ("Surviving Benefits"), as same is from time to time changed for all executives participating in such plan, until such time as he has secured alternate employment or until one year after the Expiration Date, whichever first occurs, but no other benefits to which he would otherwise be entitled hereunder during the term hereof."

             (h) The first sentence of Section 8.2(a) of the Employment Agreement is hereby amended to read in its entirety as follows:

     "Executive covenants and agrees that he shall not engage in "Competition" against the Company, Zing, or any of their respective subsidiaries during the period commencing on the date hereof and ending on (i) if Executive's term of employment expires as provided in Section 2, one year after the Expiration Date, (ii) if Executive is terminated or resigns pursuant to paragraph 7.4 hereof, then the date of such termination or resignation, as the case may be, or (iii) if Executive is terminated or resigns pursuant to paragraph 7.3 hereof, then the later to occur of (A) July 1, 2000 and (B) the two-year anniversary of such termination or resignation. In consideration of such non-competition agreement, and in the event that Executive's term of employment expires as provided in clause (i) above, Executive shall be entitled to continue to receive his Base Salary and Surviving Benefits for a period of one year after the Expiration Date."

             (g) The address of Zeus Components, Inc. in Section 13 of the Employment Agreement is hereby amended to read as follows:

     "Zing Technologies, Inc.
     115 Stevens Avenue
     Valhalla, NY 10595

             (h) All references in the Employment Agreement to "Zeus Components, Inc." and "Zeus" are hereby amended to read "Zing Technologies, Inc." and "Zing", respectively.

     2.      Reaffirmation of Employment Agreement.

             Except as provided herein, this Amendment No. 2 shall not constitute a waiver or modification of any term, provision or condition of the Employment Agreement as amended by Amendment No. 1 to the Employment Agreement, and all terms, conditions, agreements, provisions, representations and warranties contained in the Employment Agreement as amended by Amendment No. 1 to the Employment Agreement shall remain in full force and effect.

     3.      Governing Law.

             The Amendment No. 2 shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

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

             IN WITNESS WHEREOF, the parties have executed this Amendment No. 2, effective as of January 2, 1998.

                                   OMNIREL LLC

                                   By:
                                      ------------------------------
                                   Name: J. Catrambone
                                   Title:   President

                                   /s/ John F. Catrambone
                                   ---------------------------------
                                   JOHN F. CATRAMBONE

                                   ZING TECHNOLOGIES, INC.

                                   By: /s/ Robert E. Schneider
                                      ------------------------------
                                   Name:     Robert E. Schneider
                                   Title:    Chairman

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